Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HearUSA, Inc.

West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 5, 2007, relating to the consolidated financial statements and schedule of HearUSA, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

West Palm Beach, Florida

August 3, 2007